CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Kolasco Corp.

As independent registered public accountants, we hereby consent to the use of our report dated February 27, 2012 with respect to the financial statements of Kolasco Corp., in its registration statement on Form S-1 relating to the registration of 48,000,000 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

January 13, 2014